Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker): iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD) iShares Core Total USD Bond Market ETF (ISHIUSB)
BlackRock Core Bond Trust - High Yield (BHK-HYLD)
BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD) BlackRock Limited Duration Income Trust - High Yield (BLW-
HYLD)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD) BlackRock Credit Strategies Income - High Yield (BR-MSBHY) BlackRock Global Long Short Credit Fund - High Yield Sleeve (BRGC-HY)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc
(BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Corporate High Yield Fund, Inc. (HYT)
: Brighthouse Funds Trust I - BlackRock High Yield
Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
08-01-2017

Security Type:
BND/CORP


Issuer
United States Steel Corporation (2025)

Selling
Underwriter
Merrill Lynch, Pierce, Fenner &
Smith Incorporated

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:


List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner &
Smith Incorporated, J.P. Morgan Securities
LLC, Barclays Capital Inc., Morgan Stanley
& Co. LLC, PNC Capital Markets LLC, Wells
Fargo Securities, LLC, Goldman Sachs & Co.
LLC, BMO Capital Markets Corp., Commerz
Markets LLC, Scotia Capital (USA) Inc.,
SunTrust Robinson Humphrey, Inc.,
Citigroup Global Markets Inc., ING
Financial Markets LLC, SG Americas
Securities, LLC, BNY Mellon Capital
Markets, LLC, Citizens Capital Markets,
Inc., Credit Suisse Securities (USA) LLC,
The Huntington Investment Company, RBC
Capital Markets, LLC, U.S. Bancorp
Investments, Inc.

Transaction Details

Date of Purchase
08-01-2017

Purchase
Price/Share
(per share / %
of par)
$100

Total
Commission,
Spread or
Profit
1.500%


1.	Aggregate Principal Amount Purchased
(a+b)
$56,100,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$42,232,000

b. Other BlackRock Clients
$13,868,000

2.	Aggregate Principal Amount of
Offering
$750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.0748


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:
Dipankar Banerjee
Date:
08-15-2017

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
08-15-2017

Global Syndicate Team Member